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                                                                    EXHIBIT 4.04

                                                       [SECRETARY OF STATE SEAL]

                              STATE OF CALIFORNIA


                        [SECRETARY OF STATE LETTERHEAD]



     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.


                                        IN WITNESS WHEREOF, I execute this
                                             certificate and affix the Great
                                             Seal of the State of California
                                             this

                                                        JULY 15, 1998
                                             -----------------------------------



[SEAL]                                       /s/ BILL JONES

                                                  Secretary of State
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                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                      VERSANT OBJECT TECHNOLOGY CORPORATION


        Nick Ordon and Gary Rhea certify that:

        1. They are the President and Secretary, respectively, of Versant Object Technology Corporation, a California corporation.

        2. Article I is hereby amended to read in full as set forth in Exhibit A hereto.

        3. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the board of directors.

        4. The foregoing amendment of the Amended and Restated Articles has been duly approved by the required vote of shareholders in accordance with Section 902 and 903(b) of the California Corporations Code. The total number of outstanding shares of Common Stock of the Corporation is 9,083,960. The number of shares voting in favor of the Amendment to the Amended and Restated Articles equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the outstanding shares of Common Stock.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:  June 10, 1998


                                             /s/ NICK ORDON
                                             -----------------------------------
                                             Nick Ordon, President


                                             /s/ GARY RHEA
                                             -----------------------------------
                                             Gary Rhea, Secretary

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                                    EXHIBIT A


                                    ARTICLE I

        The name of this Corporation is Versant Corporation.